Global Axcess Corp Reports Fourth Quarter 2011 Results

- Q4 2011 Revenues Up 25.7% from Q4 2010; Full Year Record Revenues Up 40.4% -

- Q4 2011 Gross Profit Up 39.9% from Q4 2010; Full Year Gross Profit Up 29.0% -

- Q4 2011 Adjusted EBITDA of $1.2 million, Up from Q4 2010; Full Year Adjusted EBITDA Up 71.2% -

- Fourth Consecutive Quarter of Record ATM Revenues -

JACKSONVILLE, Fla., March 29, 2012 /PRNewswire-FirstCall/ -- Global Axcess Corp (OTC Bulletin Board: GAXC - News; the "Company"), an independent provider of self-service kiosk solutions, today announced financial results for the quarter ended December 31, 2011. The Company also provided an outlook for the first quarter of 2012 and full year 2012.

“The year 2011 was pivotal for Global Axcess and we accomplished many of the goals we set at this time last year,” commented Lock Ireland, Vice Chairman of the Board of Directors and Interim Chief Executive Officer. “We have stabilized our ATM and DVD product portfolios and developed a multi-tiered strategy for profitable growth. In addition, we made significant ATM acquisitions, revisited all of our contracts and recently renewed our largest two agreements with three and five year terms. During 2011, we reduced annualized expenses by an estimated $1.0 million, of which approximately $640,000 was realized in fiscal 2011. Additionally we changed the composition of, and strengthened, our board of directors.”

Key financial and operational statistics in the fourth quarter of 2011 include:

ATM Business Line

•	Fourth quarter 2011 surcharge transactions decreased 2.2% compared to surcharge transactions for the third quarter of 2011 and increased by 7.2% compared to surcharge transactions for the fourth quarter of 2010.
•	Fourth quarter 2011 ATM services revenue increased by 1.2% over ATM services revenue for the third quarter of 2011 and increased by 21.9% over ATM services revenue for the fourth quarter of 2010.
•	Fourth quarter 2011 ATM services gross profit was $2.6 million compared to $2.7 million in the third quarter of 2011 and compared to $2.2 million for the fourth quarter of 2010.
•	Fourth quarter 2011 ATM services adjusted EBITDA was $1.6 million, compared to $1.7 million for the third quarter of 2011 and $1.1 million for the fourth quarter of 2010.

DVD Business Line

•	Fourth quarter 2011 consolidated DVD services revenue was $1.2 million, compared to $1.7 million for the third quarter of 2011 and compared to $790,000 for the fourth quarter of 2010.
•	Fourth quarter 2011 consolidated DVD services gross profit was $254,000 compared to $357,000 in the third quarter of 2011 and compared to ($191,000) for the fourth quarter of 2010.
•	Fourth quarter 2011 DVD services adjusted EBITDA was $23,500 compared to ($9,000) for the third quarter of 2011 and compared to ($507,000) for the fourth quarter of 2010.

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256

www.globalaxcess.biz

SG&A

•	Fourth quarter 2011 consolidated SG&A was $1.7 million or 22.0% of revenue, compared to $2.0 million or 24.3% of revenue for the third quarter of 2011 and $1.9 million or 31.7% of revenue for the fourth quarter of 2010.

Michael Loiacono, Chief Financial Officer explained, “We exceeded our revenue and EBITDA guidance for the fourth quarter and generated record full year revenues of almost $32 million, which is over 40% higher than last year. The year-over-year increase was due to strong ATM growth, both organic and acquisitive, increased surcharge fees and DVD revenue growth due to the acquisition of The Exchange. Our faster, higher-capacity kiosks were deployed to The Exchange locations by the end of the fourth quarter according to plan. Absent the non-cash impairment charges and restructuring charges incurred during 2011, we would have shown a profit for 2011.”

Mr. Ireland added, “We have found additional opportunities for expansion with The Exchange locations and are setting up a deployment schedule now to meet this demand. We are generating additional revenue from our recent ATM acquisitions but expect some margin compression in the first and second quarter as we integrate them into our system as well as some compression due to the changes in the multi-year ATM renewal contracts we finalized during the fourth quarter of 2011 and first quarter of 2012. We are now well-positioned to focus on our strategy of profitable growth, which includes pursuing accretive ATM portfolio acquisitions and aggressive ATM branding. That, combined with our persistent focus on expense reductions and productivity improvements last year, should lead to increased profitability in 2012 and beyond. To date, only 7% of our ATMs are branded by financial institutions, delivering incremental royalty income. We expect to increase this percentage, accelerating our overall growth, during 2012.”

Fourth Quarter 2011 Financial Results

The Company reported consolidated revenues of $7.6 million for the fourth quarter ended December 31, 2011, which exceeded guidance of $7.3 million. This was up 25.7% compared to $6.1 million for the fourth quarter of 2010. DVD rental revenue for the fourth quarter of 2011 was $1.2 million as compared to $1.7 million in the third quarter of 2011 and $790,000 in the year-ago period.

Gross profit was $2.9 million, or 37.5% gross margin, for the fourth quarter compared to $2.0 million, or 33.7% gross margin, for the fourth quarter of 2010. Operating income was $133,000 for the fourth quarter of 2011. This compared to an operating loss of $1.2 million for the fourth quarter of 2010. During the fourth quarter of 2011, the Company recorded net interest expense of $199,000, compared to net interest expense of $153,000 for the same period of 2010. The increase was mainly due to an increase in debt.

EBITDA (earnings before net interest, taxes, depreciation and amortization) for the fourth quarter of 2011 was $1.1 million. This compared to $(416,000) for the fourth quarter of 2010. Adjusted EBITDA (EBITDA before stock compensation expenses, restructuring charges, gain on sale of assets and impairment of assets) was $1.2 million for the fourth quarter of 2011, which exceeded guidance of $1.0 million, compared to $126,000 for the fourth quarter of 2010. EBITDA and adjusted EBITDA represent non-GAAP (Generally Accepted Accounting Principles) financial measures. A table reconciling these measures to the appropriate GAAP measures is included in this release.

Net loss for the fourth quarter was $126,000, or ($0.01) per basic and diluted share, compared to a net loss of $1.2 million, or ($0.05) per basic and diluted share, for the same period of 2010. During the fourth quarter of 2011, the Company incurred non-recurring expenses such as accelerated amortization of customer acquisition costs, impairment of long-lived assets, executive search fees, customer de-installation accruals and restructuring expenses. Excluding fourth quarter non-recurring expenses and tax expenses totaling $312,000, net income for the quarter would have been $186,000, or $0.01 per basic and diluted share.

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256

www.globalaxcess.biz

Year-to-Date 2011 Financial Results

For the year ended December 31, 2011, total revenue was a record $31.9 million, an increase of 40.4%, compared to $22.7 million for the same period of 2010. Gross profit for the year ended December 31, 2011 was $12.1 million, or 37.9% gross margin, compared to $9.4 million, reflecting a gross margin of 41.3% for the comparable 2010 period.

Operating loss from operations for the year of 2011 was $1,029,000, which included a $1.2 million non-cash impairment of assets and restructuring charges of approximately $949,000. Excluding the impairment and restructuring charges, operating income would have been $1.1 million for the full year of 2011. This compared to an operating loss of $434,000 for the same period of 2010, which included a $482,000 non-cash impairment of assets. Excluding the impairment, operating income would have been $48,000 for the full year of 2010.

Net loss for the year was $1.9 million, or $0.08 loss per basic and diluted share compared to a net loss of $854,000, or $0.04 loss per basic and diluted share for the same period in 2010. The full year 2011 net loss included $1.2 million of non-cash impairment of assets and approximately $949,000 of restructuring charges. Excluding the impairment and restructuring charges, net income would have been approximately $255,000 for 2011.

Full year 2011 EBITDA was $2.4 million compared to $1.9 million for the same period in 2010. Full year 2011 Adjusted EBITDA increased to $4.7 million from $2.7 million for the year ended December 31, 2010.

Balance Sheet and Cash Flows

The Company ended the full year of 2011 with $975,000 in cash compared to approximately $1.7 million as of December 31, 2010.

Net cash provided by operating activities during the year ended December 31, 2011 was $1.5 million, compared to net cash provided by operating activities of approximately $2.4 million during the full year ended December 31, 2010.

First Quarter 2012 Outlook

• Consolidated Revenue	$8.0 million
• Consolidated Adjusted EBITDA	$850,000

Fiscal Year 2012 Outlook

• Consolidated Revenue	$35.0 million
• Consolidated Adjusted EBITDA	$5.53 million

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256

www.globalaxcess.biz

Disclosure of Non-GAAP Financial Information

EBITDA and Adjusted EBITDA are non-GAAP financial measures provided as a complement to results prepared in accordance with accounting principles generally accepted within the United States of America ("GAAP") and may not be comparable to similarly-titled measures reported by other companies. Management believes that the presentation of these measures and the identification of unusual, non-recurring, or non-cash items enhance an investor's understanding of the underlying trends in the Company's business and provide for better comparability between periods in different years. However, non-GAAP net income should not be construed as an alternative to GAAP as an indicator of our operating performance because the items excluded from the non-GAAP measures often have a material impact on results of operations. Therefore, management uses - and investors should use - non-GAAP measures in conjunction with our reported GAAP results.

EBITDA excludes interest expense, tax benefit, depreciation expenses and amortization expenses. Adjusted EBITDA excludes impairment of assets, restructuring charges, stock compensation expense, gain on sale of assets, other non-operating expense and loss on early extinguishment of debt. Since Adjusted EBITDA exclude certain non-recurring or non-cash items, these measures may not be comparable to similarly-titled measures employed by other companies. The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow statement data prepared in accordance with GAAP.

Conference Call Information

The Company has scheduled a conference call on Thursday, March 29, 2012 at 10 a.m. ET to discuss financial results for the quarter ended December 31, 2011.

Anyone interested in participating should call 1-877-941-4774 (domestic) or 1-480-629-9760 (international), approximately 5 to 10 minutes prior to the start of the call. Investors will also have the opportunity to download a presentation, and to listen to the conference call and the replay on the “Events and Presentations” section of the Global Axcess website at: http://www.globalaxcess.biz/investors/events.php or at https://viavid.webcasts.com/starthere.jsp?ei=1004396.

There will be a playback available until April 5, 2012. To listen to the playback, please call 1-877-870-5176 if calling within the United States or 1-858-384-5517 if calling internationally. Please use pass code 4523132 for the replay. A transcript of the conference call will be available on the Company’s website on Monday, April 2, 2012 or by calling Brett Maas of Hayden IR at 646-536-7331.

About Global Axcess Corp

Headquartered in Jacksonville, Florida, Global Axcess Corp was founded in 2001 with a mission to emerge as the leading independent provider of self-service kiosk services in the United States. The Company provides turnkey ATM and other self-service kiosk management solutions that include cash and inventory management, project and account management services. Global Axcess Corp currently owns, manages or operates more than 5,300 ATMs and DVD kiosks in its national network spanning 43 states.  For more information on the Company, please visit http://www.globalaxcess.biz.  For more information on Nationwide Money Services, please visit http://www.nationwidemoney.com.

Investor Relations Contacts:

Michael Loiacono

IR@GAXC.biz

Hayden IR:

Brett Maas or Jeff Stanlis: (646) 536-7331

Brett@haydenir.com / Jeff@haydenir.com

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256

www.globalaxcess.biz

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as: "believes," "expects," "may," "will," "should," or "anticipates," or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Forward-looking statements give the Company's current expectations or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. The forward-looking statements contained in this release include, among other things, statements concerning projections, predictions, expectations, estimates or forecasts as to the Company's business, financial and operational results and future economic performance, and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Other factors that could cause the Company's actual performance or results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

- tables follow –

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256

www.globalaxcess.biz

GLOBAL AXCESS CORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Audited)

	As of December 31,
	2011	2010
ASSETS
Current assets
Cash and cash equivalents	$975,363	$1,743,562
Accounts receivable, net of allowance of $26,451 in 2011 and $4,354 in 2010	1,034,938	410,956
Inventory, net of allowance for obsolescence of $182,572 in 2011 and 2010	1,898,732	1,389,606
Deferred tax asset - current	315,960	363,926
Prepaid expenses and other current assets	115,602	139,551
Total current assets	4,340,595	4,047,601

Fixed assets, net	9,241,824	9,581,561

Other assets
Merchant contracts, net	12,435,353	10,879,029
Intangible assets, net	4,459,334	4,219,216
Deferred tax asset - non-current	1,659,251	1,611,285
Other assets	692,027	66,807

Total assets	$32,828,384	$30,405,499

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued liabilities	$5,704,245	$4,604,837
Note payable - related party - current portion, net	33,100	29,740
Notes payable - current portion	18,922	21,777
Senior lenders' notes payable - current portion, net	3,715,796	2,426,915
Capital lease obligations - current portion	316,377	455,188
Total current liabilities	9,788,440	7,538,457

Long-term liabilities
Interest rate swap contract	605,479	-
Note payable - related party - long-term portion	11,229	43,694
Notes payable - long-term portion	25,651	51,476
Senior lenders' notes payable - long-term portion	8,633,960	6,622,539
Capital lease obligations - long-term portion	46,979	205,275
Total liabilities	19,111,738	14,461,441

Stockholders' equity
Preferred stock; $0.001 par value; 5,000,000 shares
authorized, no shares issued and outstanding	-	-
Common stock; $0.001 par value; 45,000,000 shares authorized,
23,174,108 and 22,292,469 shares issued and 22,712,977 and 22,139,444 shares
outstanding at December 31, 2011 and December 31, 2010, respectively	22,763	22,188
Additional paid-in capital	23,606,308	23,202,338
Accumulated other comprehensive loss	(605,479)	-
Accumulated deficit	(9,075,687)	(7,198,502)
Treasury stock; 461,131 and 153,025 shares of common stock at cost
at December 31, 2011 and December 31, 2010, respectively	(231,259)	(81,966)
Total stockholders' equity	13,716,646	15,944,058
Total liabilities and stockholders' equity	$32,828,384	$30,405,499

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256

www.globalaxcess.biz

GLOBAL AXCESS CORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the Three Months Ended
	December 31, 2011	December 31, 2010

Revenues	$7,641,398	$6,077,039

Cost of revenues	4,774,820	4,027,719
Gross profit	2,866,578	2,049,320

Operating expenses
Depreciation expense	577,510	584,073
Amortization of intangible merchant contracts	330,683	248,356
Impairment of long-lived assets	97,500	481,993
Selling, general and administrative	1,681,470	1,923,746
Restructuring charges	16,000	-
Stock compensation expense	29,914	59,146
Total operating expenses	2,733,077	3,297,314
Operating income (loss) from operations
before items shown below	133,501	(1,247,994)

Interest expense, net	(198,855)	(153,275)
Gain on sale of assets	15,144	-
Loss from operations before income tax benefit	(50,210)	(1,401,269)
Income tax (expense) benefit	(75,646)	204,334
Net loss	$(125,856)	$(1,196,935)

Loss per common share - basic:
Net loss per common share	$(0.01)	$(0.05)

Loss per common share - diluted:
Net loss per common share	$(0.01)	$(0.05)

Weighted average common shares outstanding:
Basic	22,699,031	22,129,040
Diluted	22,699,031	22,129,040

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256

www.globalaxcess.biz

GLOBAL AXCESS CORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Audited)

	For the Fiscal Years Ended December 31,
	2011	2010

Revenues	$31,941,134	$22,743,335

Cost of revenues	19,835,298	13,355,741
Gross profit	12,105,836	9,387,594

Operating expenses
Depreciation expense	2,233,721	1,597,333
Amortization of intangible merchant contracts	1,210,213	854,685
Impairment of assets and long-lived assets	1,182,694	481,993
Selling, general and administrative	7,455,055	6,671,443
Restructuring charges	949,307	-
Stock compensation expense	104,161	215,813
Total operating expenses	13,135,151	9,821,267
Operating income (loss) from operations
before items shown below	(1,029,315)	(433,673)

Interest expense, net	(742,407)	(522,083)
Gain on sale of assets	82,685	-
Other non-operating expense, net	(112,500)	-
Loss on early extinguishment of debt	-	(102,146)
Loss from operations before income tax benefit	(1,801,537)	(1,057,902)
Income tax (expense) benefit	(75,646)	204,334
Net loss	$(1,877,183)	$(853,568)

Loss per common share - basic:
Net loss per common share	$(0.08)	$(0.04)

Loss per common share - diluted:
Net loss per common share	$(0.08)	$(0.04)

Weighted average common shares outstanding:
Basic	22,543,454	21,980,369
Diluted	22,543,454	21,980,369

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256

www.globalaxcess.biz

GLOBAL AXCESS CORP AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Audited)

	For the Fiscal Years Ended December 31,
	2011	2010

Cash flows from operating activities:
Loss from operations	$(1,877,183)	$(853,568)
Adjustments to reconcile net income (loss) from operations
to net cash provided by operating activities:
Stock based compensation	104,161	215,813
Stock options issued to consultants in lieu of cash compensation	9,291	-
Loss on early extinguishment of debt	-	61,508
Depreciation expense	2,233,721	1,597,333
Amortization of intangible merchant contracts	1,210,213	854,685
Amortization of capitalized loan fees	88,849	43,930
Impairment of assets and long-lived assets	1,182,694	481,993
Non-cash restructuring charges	175,102	-
Allowance for doubtful accounts	(4,087)	9,492
Allowance for inventory obsolescence	-	88,000
Gain on sale of assets	(82,685)	-
Changes in operating assets and liabilities, net of effects of acquisitions:
Change in automated teller machine vault cash	-	250,000
Change in accounts receivable, net	(619,895)	424,552
Change in inventory, net	(622,008)	(1,406,431)
Change in prepaid expenses and other current assets	23,949	(7,451)
Change in other assets	(47,142)	(36,500)
Change in intangible assets, net	(328,967)	(228,743)
Change in deferred taxes	-	(292,745)
Change in accounts payable and accrued liabilities	99,408	1,476,254
Change in automated teller machine vault cash payable	-	(250,000)
Net cash provided by operating activities	1,545,421	2,428,122

Cash flows from investing activities:
Cash paid for Tejas acquisition	(1,375,000)	-
Cash paid for Kum and Go acquisition	(500,000)	-
Cash paid for other acquisitions	(333,000)	-
Cash paid for FMiATM acquisition	-	(914,571)
Proceeds from sale of fixed assets	150,330	24,550
Costs of acquiring merchant contracts	(135,346)	(379,916)
Deposits on fixed assets	(578,078)	-
Purchase of fixed assets	(2,366,347)	(5,342,743)
Net cash used in investing activities	(5,137,441)	(6,612,680)

Cash flows from financing activities:
Proceeds from issuance of common stock	35,800	15,901
Proceeds from senior lenders' notes payable	6,497,038	10,039,655
Proceeds from notes payable	-	710,532
Change in restricted cash	-	800,000
Principal payments on senior lenders' notes payable	(3,196,736)	(6,118,773)
Principal payments on notes payable	(28,680)	(730,201)
Principal payments on note payable - related party	(29,105)	(25,978)
Principal payments on capital lease obligations	(454,494)	(770,876)
Net cash provided by (used in) financing activities	2,823,823	3,920,260
Increase (decrease) in cash and cash equivalents	(768,197)	(264,298)
Cash and cash equivalents, beginning of period	1,743,562	2,007,860
Cash and cash equivalents, end of the period	$975,365	$1,743,562

Cash paid for interest	$674,994	$486,889
Cash paid for income taxes	$86,298	$134,913

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256

www.globalaxcess.biz

The following table sets forth a reconciliation of net loss from operations to EBITDA from operations for the three months ended December 31, 2011 and 2010:

	For the Three Months Ended
	December 31, 2011	December 31, 2010

Net loss from operations	$(125,856)	$(1,196,935)
Income tax expense (benefit)	75,646	(204,334)
Interest expense, net	198,855	153,275
Depreciation expense	577,510	584,073
Amortization of intangible merchant contracts	330,683	248,356
EBITDA from operations	$1,056,838	$(415,565)

The following table sets forth a reconciliation of net loss from operations to EBITDA from operations before impairment of assets, restructuring charges, stock compensation expense, and gain on sale of assets (“Adjusted EBITDA”) for the three months ended December 31, 2011 and 2010:

	For the Three Months Ended
	December 31, 2011	December 31, 2010

Net loss from operations	$(125,856)	$(1,196,935)
Income tax expense (benefit)	75,646	(204,334)
Interest expense, net	198,855	153,275
Depreciation expense	577,510	584,073
Amortization of intangible merchant contracts	330,683	248,356
Impairment of assets	97,500	481,993
Restructuring charges	16,000	-
Stock compensation expense	29,914	59,146
Gain on sale of assets	(15,144)	-
Adjusted EBITDA from operations	$1,185,108	$125,574

The following table sets forth a reconciliation of net income (loss) from operations to EBITDA from operations for the year ended December 31, 2011 and 2010:

	For the Twelve Months Ended
	December 31, 2011	December 31, 2010

Net income (loss) from operations	$(1,877,183)	$(853,568)
Income tax expense (benefit)	75,646	(204,334)
Interest expense, net	742,407	522,083
Depreciation expense	2,233,721	1,597,333
Amortization of intangible merchant contracts	1,210,213	854,685
EBITDA from operations	$2,384,804	$1,916,199

The following table sets forth a reconciliation of net income (loss) from operations to EBITDA from operations before impairment of assets and long-lived assets, restructuring charges, stock compensation expense, gain on sale of assets, other non-operating expense, and loss on early extinguishment of debt (“Adjusted EBITDA”) for each period included herein:

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256

www.globalaxcess.biz

	For the Twelve Months Ended
	December 31, 2011	December 31, 2010

Net income (loss) from operations	$(1,877,183)	$(853,568)
Income tax expense (benefit)	75,646	(204,334)
Interest expense, net	742,407	522,083
Depreciation expense	2,233,721	1,597,333
Amortization of intangible merchant contracts	1,210,213	854,685
Impairment of assets and long-lived assets	1,182,694	481,993
Restructuring charges	949,307	-
Stock compensation expense	104,161	215,813
Gain on sale of assets	(82,685)	-
Other non-operating expense, net	112,500	-
Loss on early extinguishment of debt	-	102,146
Adjusted EBITDA from operations	$4,650,781	$2,716,151

The following table summarizes our revenue, gross profit, SG&A, stock compensation expense, depreciation and amortization, impairment of assets, restructuring charges, operating income (loss), net income (loss) and Adjusted EBITDA by segment for the periods indicated below.

EBITDA (a non-GAAP measure) is defined as earnings before net interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as EBITDA from operations before impairment of assets, stock compensation expense, restructuring charges, other non-operating expense, gain on sale of assets and loss on early extinguishment of debt.

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256

www.globalaxcess.biz

	For the Twelve Months Ended
	December 31, 2011	December 31, 2010

Revenues:
ATM Services	$25,054,262	$21,491,106
DVD Services - The Exchange	4,088,792	-
DVD Services - Other	2,798,080	1,252,229
Corporate Support	-	-
Consolidated revenues	$31,941,134	$22,743,335

Gross profit:
ATM Services	$10,630,406	$9,709,079
DVD Services - The Exchange	1,417,493	-
DVD Services - Other	57,937	(321,485)
Corporate Support	-	-
Consolidated gross profit	$12,105,836	$9,387,594

SG&A:
ATM Services	$4,123,428	$4,347,379
DVD Services - The Exchange	731,701	-
DVD Services - Other	801,855	917,260
Corporate Support	1,798,071	1,406,804
Consolidated SG&A	$7,455,055	$6,671,443

Stock compensation expense:
ATM Services	$-	$-
DVD Services - The Exchange	-	-
DVD Services - Other	-	-
Corporate Support	104,161	215,813
Consolidated stock compensation expense	$104,161	$215,813

Depreciation & Amortization:
ATM Services	$2,001,349	$1,721,261
DVD Services - The Exchange	359,312	-
DVD Services - Other	778,349	418,029
Corporate Support	304,924	312,728
Consolidated depreciation & amortization	$3,443,933	$2,452,018

Impairment of assets and long-lived assets:
ATM Services	$-	$-
DVD Services - The Exchange	-	-
DVD Services - Other	1,182,694	481,993
Corporate Support	-	-
Consolidated impairment of assets and long-lived assets	$1,182,694	$481,993

Restructuring charges:
ATM Services	$64,601	$-
DVD Services - The Exchange	-	-
DVD Services - Other	419,183	-
Corporate Support	465,523	-
Consolidated restructuring charges	$949,307	$-

Operating income (loss):
ATM Services	$4,441,028	$3,640,439
DVD Services - The Exchange	326,480	-
DVD Services - Other	(3,124,144)	(2,138,767)
Corporate Support	(2,672,679)	(1,935,345)
Consolidated operating income (loss)	$(1,029,315)	$(433,673)

Net income (loss):
ATM Services	$4,338,075	$3,742,826
DVD Services - The Exchange	326,480	-
DVD Services - Other	(3,023,103)	(2,138,767)
Corporate Support	(3,518,635)	(2,457,627)
Consolidated net income (loss)	$(1,877,183)	$(853,568)

Adjusted EBITDA:
ATM Services	$6,506,978	$5,361,700
DVD Services - The Exchange	685,792	-
DVD Services - Other	(743,918)	(1,238,745)
Corporate Support	(1,798,071)	(1,406,804)
Consolidated Adjusted EBITDA	$4,650,781	$2,716,151

###

7800 Belfort Parkway, Suite 165, Jacksonville, FL 32256

www.globalaxcess.biz